UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.

As we have previously disclosed, we received a comment letter from the Securities and Exchange Commission ("SEC") Division of Corporate Finance, dated November 24, 2015 with respect to our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (collectively, the “Reviewed Filings”). We submitted a response to that initial comment letter and received follow-up comments and submitted responses to the follow-up comments.  As of the date of the filing of our Annual Report on Form 10-K for the year ended December 31, 2015, we believed that the only comments that remained open related to our accounting for the $71.5 million receivable from AmerisourceBergen Drug Company (“ABDC”) as of September 30, 2015 and the withholding of approximately $48.8 million of normal recurring payments due to ABDC.  On March 1, 2016, we received a letter from the Staff of the SEC stating that they have completed their review of the Reviewed Filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: March 2, 2016	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President, General Counsel, and Secretary